UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2016

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2016, TVA announced organizational changes that will become effective on
October 3, 2016. Among other changes, Joseph P. Grimes, Jr., who currently serves as Executive Vice President and Chief Nuclear Officer (“CNO”), will be promoted to Executive Vice President, Generation, and CNO. Michael D. Skaggs, currently Senior Vice President, Watts Bar Operations and Construction, will be promoted to Executive Vice President, Operations. Mr. Grimes and Mr. Skaggs will assume the duties and responsibilities currently held by the Chief Operating Officer (“COO”) position. TVA will eliminate the COO position after the retirement of current Executive Vice President and COO Charles G. Pardee, who recently announced his intention to retire by the end of calendar year 2016.

The compensation for Mr. Grimes and Mr. Skaggs was disclosed in Item 11 of TVA’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015 (the “Annual Report”). There have been no changes at this time to their compensation as a result of the organizational changes.

The business experience of Mr. Grimes and Mr. Skaggs was disclosed in Item 10 of the Annual Report.

There are no family relationships between Mr. Grimes or Mr. Skaggs and any director, executive officer, or person nominated or chosen to become a director or executive officer of TVA.  Neither Mr. Grimes nor Mr. Skaggs has a direct or indirect material interest in any transaction or arrangement in which TVA is a participant other than in connection with their employment as described in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennessee Valley Authority
(Registrant)

Date: September 26, 2016	/s/ John M. Thomas, III
John M. Thomas, III
Executive Vice President and
Chief Financial Officer

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